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                         Morgan, Lewis & Bockius LLP
                              1800 M Street, N.W.
                           Washington, DC 20036-5869
                               Tel: 202-467-7000
                               Fax: 202-467-7176



August 28, 2001

Nuveen Municipal Trust
333 West Wacker Drive
Chicago, Illinois 60606

Re:       Opinion of Counsel regarding Post-Effective Amendment No. 8 to the
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          Registration Statement filed on Form N-1A under the Securities Act of
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          1933 (File No. 333-14725).
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Ladies and Gentlemen:

     We have acted as counsel for Nuveen Municipal Trust, a Massachusetts voluntary association (commonly known as a business trust) (the "Trust"), in connection with the above-referenced Registration Statement on Form N-1A (as amended, the "Registration Statement") which relates to the Class A Shares, Class B Shares, Class C Shares and Class R Shares (collectively, the "Shares"), par value $.01 per share, of each of the following series of the Trust: Nuveen High Yield Municipal Bond Fund, Nuveen All-American Municipal Bond Fund, Nuveen Insured Municipal Bond Fund, Nuveen Intermediate Duration Municipal Bond Fund, and Nuveen Limited Term Municipal Bond Fund. This opinion is being delivered to you in connection with the Trust's filing of Post-Effective Amendment No. 8 (the "Amendment") to the Registration Statement to be filed with the Securities and Exchange Commission on or about August 28, 2001 pursuant to Rule 485(b) of the Securities Act of 1933 (the "1933 Act"). With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

     In connection with this opinion, we have reviewed, among other things, executed copies of the following documents:

     (a) a certificate of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;